UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Living 3D Holdings, Inc.
 (Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	333-102684 (Commission File Number)	87-0451230 (IRS Employer I.D. No.)
___________________________

1225 W. Washington Street, Suite 213
Tempe, Arizona 85281
(602) 778-7516

 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

AirWare International Corp.
(Former name and/or address if changed since last report)

ITEM 5.03 Amendments to Articles of Incorporation.

On September 27, 2011, the registrant amended its Articles of Incorporation for the purpose of changing its name from AirWare International Corp. to Living 3D Holdings, Inc.  The name change was made in anticipation of possible transactions with Living 3D Holding Ltd., which transactions are not yet definitive.

ITEM 8.01 Other Events.

On September 27, 2011, the registrant forward split its common stock on a 2.0833 basis (the “Forward Split”) thereby unwinding the effect of a reverse split (the “Reverse Split”) of the common stock that took place on July 1, 2010.  Prior to the Reverse Split the Registrant had 7,112,600 common shares issued and outstanding.  Following the Forward Split there are once again 7,112,600 common shares issued and outstanding.  Both the name change discussed under Item 5.03 above and the Forward Split were approved by the board of directors and by a written consent of the majority of the shareholders of the Registrant holding 51% of the voting power of the Registrant.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Living 3D Holdings, Inc.

Dated: October 3, 2011                                       By: /s/ Kevin J. Asher
       Kevin J. Asher
       Chief Executive Officer